EMPLOYMENT AGREEMENT

           THIS AGREEMENT (this "Agreement") made as of the 19th day of November, 1996 between Allied Healthcare Products, Inc., a Delaware corporation (the "Company") and Uma N. Aggarwal (the "Executive").

           WHEREAS, the Executive has been elected the President and Chief Executive Officer of the Company and is expected to make major contributions to the profitability, growth and financial strength of the Company and its subsidiaries;

           WHEREAS, the Company desires to retain the benefit of the Executive's services to facilitate the conduct of the business, assuring that the Executive's skills, knowledge and experience will be available to the Company and its subsidiaries;

           WHEREAS, the Company also desires to secure the Executive's agreement not to compete with the Company and its Affiliates and to keep confidential and secret all information the Executive has regarding the operations of the Company and its Affiliates, all upon the terms and conditions set forth herein;

           WHEREAS, the Executive understands the necessity of keeping the aforementioned information confidential and secret, recognizees the proprietary nature of such information and agrees not to compete with the Company and its Affiliates under the circumstances and for the periods specified in the Agreement;

           WHEREAS, the Company is willing to compensate the Executive for his services in the capacity of President and Chief Executive Officer of the
Company, such compensation to include the concurrent grant of options to purchase the Company's Common Stock, (copies of such option agreements being attached hereto as Exhibit A), together with his noncompetition and nondisclosure covenants, all upon the terms, covenants and conditions hereinafter set forth;

           WHEREAS, the Executive is desirous of committing himself to serve the Company on the terms herein provided:

           NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, agreements and promises hereinafter set forth and other good valuable consideration the receipt of which is hereby acknowledged and agreed, the parties hereto agree as follows:

           1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein for the period commencing on the date hereof and expiring on November 19, 1998, unless sooner terminated as hereinafter set forth (the "Term of Employment").

           2. POSITION AND DUTIES. The Executive shall serve as the Chief Executive Officer and President of the Company, reporting only to the Board of Directors of the Company (the "Board"), and shall have supervision and control over, and responsibility for, the general management and operation of the Company, and shall have such other powers and duties as may from time to time be prescribed by the Board provided that such duties are consistent with his present duties and with the Executive's position as the senior executive officer in charge of the general management of the company. The Executive shall devote his full time and efforts to the business and affairs of the Company during the Term of Employment. Without limiting the generality of the foregoing, during the Term of Employment, the Executive shall not, without the prior written approval of the Board, render services of a business, professional or commercial nature for compensation or otherwise to any other Person.

           3. PLACE OF PERFORMANCE. In connection with his employment by the Company, the Executive shall be based at the Company's principal executive offices at 1720 Sublette Avenue, St. Louis, Missouri (the "Principal Executive Offices"), and, except for required business travel to an extent substantially consistent with the present business travel obligations of senior level executives of the Company, the Executive shall not be required to relocate to a new principal place of business which is more than thirty (30) miles from the Principal Executive Offices. Not later than six (6) months after the date hereof, the Executive shall relocate his principal residence to St. Louis, Missouri or the suburbs surrounding such city (the "St. Louis Area").

           4.  COMPENSATION.

               (a) BASE SALARY. The Executive shall receive a base salary at the annual rate of $225,000, or at such greater rate as the Board shall from time to time determine (the "Base Salary") payable biweekly on the Company's regular scheduled payroll dates. The Board may from time to time, direct such upward adjustments in the Base Salary as the board deems necessary or desirable, including without limitation adjustments in order to reflect increases in the cost of living. Any increase in Base Salary or other compensation shall in no way limit or reduce any other obligation of the Company hereunder and, once established at an increased specified rate, the Executive's Base Salary hereunder shall not thereafter be reduced.

               (b) INCENTIVE COMPENSATION. In addition to Base Salary, the Executive shall be entitled to receive such incentive compensation payments as the Board may determine pursuant to the Company's incentive compensation plan for the Company President (the "Plan") in accordance with the Company's past practice, or otherwise. For any period less than a full fiscal year during the term of this agreement, the Executive shall receive an amount equal to the prorated portion of the incentive compensation payable pursuant to the Plan. The amount of any additional compensation payable to the Executive pursuant to this paragraph in respect of any full fiscal year or part thereof will be determined as promptly as practicable after the determination of the Company's earnings for the year, but such payment will be made not later than thirty (30) days after the Company's receipt of audited consolidated financial statements.

               (c) EXPENSES. During the term of his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures presently established by the Board for its senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Company policy.

               (d) MOVING EXPENSES. (i) The Company shall reimburse the Executive for (x) all moving expenses reasonably incurred by the Executive in relocating his furniture and other household goods from his present principal residence in the Chicago, Illinois area (his "Principal Residence") to his new residence as contemplated by Section 3 hereof, (y) the commissions paid to any real estate broker in connection with the sale of his Principal Residence and
(z) the reasonable closing costs associated with the purchase of the Executive's new permanent residence in the St. Louis Area. The Company shall make such payments to the Executive promptly upon receipt of a reasonably detailed invoice therefor; provided, however, that such reimbursement shall not include reimbursement for any loss sustained in connection with the sale of the Executive's Principal Residence.

                    (ii) The Executive shall be entitled to reimbursement from the Company for the actual reasonable expenses incurred for temporary housing in the St. Louis Area and a reasonable number of trips between St. Louis and Chicago for him and his spouse for the shorter of six (6) months or such time as he has moved into a new primary residence in the St. Louis Area. The Company shall make such payments to the Executive promptly upon receipt of a reasonably detailed invoice therefor.

               (e) FRINGE BENEFITS. The Executive shall be entitled to receive benefits under all the Company's employee benefits plans, including life, health and accidental death and dismemberment insurance, and arrangements in effect on the date hereof or plans or arrangements providing the Executive with at least equivalent benefits thereunder. The Executive shall be entitled to participate in or receive benefits under any pension plan, profit-sharing plan, savings plan, stock option plan, life insurance, health-and-accident plan or arrangement made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future (other than under the incentive compensation referred to in Section
(b) hereof), shall be deemed to be in lieu of compensation to the Executive hereunder.

               (f) VACATIONS. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers, but not less than four (4) weeks in any calendar year (prorated in any calendar year during which the Executive is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

               (g) PERQUISITES. During the Term of Employment and for so long as the Executive is employed by the Company, the Executive shall be entitled to receive the following fringe benefits: (i) the Company shall furnish to the Executive an automobile selected by the Executive and shall pay all of the related expenses for gasoline, insurance, maintenance and repairs, or otherwise in accordance with present Company practices and (ii) the Company shall pay the initiation fee and the annual dues, assessments and other membership charges of the Executive for membership in a country club or luncheon club selected by the Executive. In addition, the Executive shall be entitled to receive such other fringe benefits in accordance with the plans, practices, programs and policies of the Company from time to time in effect, commensurate with his position and at least comparable to those received by other senior executives of Company.

           5.  OFFICES.  The  Executive  agrees   to  serve  without  additional
compensation, if elected or appointed thereto, in one or more offices or as a director of any of the Company's subsidiaries, provided, however, that the Executive shall not be required to serve as an officer or director of any subsidiary if such service would expose him to adverse financial consequences.

           6.  AGREEMENT NOT TO DISCLOSE.

               (a) The Executive covenants and agrees that, at all times from and after the date hereof, except as required by law or by order of any court or government agency, he shall keep completely confidential and retain in strictest confidence and shall not, except with the express prior written consent of the Company, directly or indirectly disclose, communicate or divulge to any Person (as defined in Section 18), or use for the benefit of any Person, any Proprietary Information. The restriction contained in the preceding sentence shall not apply to any Proprietary Information that (i) is a matter of public knowledge on the date of this Agreement, (ii) becomes a matter of public knowledge after the date of this Agreement from a source other than the Executive, or (iii) is later lawfully acquired by the Executive from sources other than the Company.

               (b) All data, designs, drawings, blueprints, tracings, sketches, plans, layouts, specifications, models, programs, cards, tapes, disks, printouts, writings, manuals, guides, notes and any and all other memoranda, including without limitation any and all written information which may be or has been furnished to the Executive or which may be produced, prepared or designed by the Executive in connection with his employment with the Company or its Affiliates, shall be, become and remain the exclusive property of the Company, as the case may be. Upon the termination of the Executive's employment with the Company or its Affiliates, all originals, copies and reprints in the Executive's possession, custody, or control shall be promptly surrendered and/or delivered to the Company, and the Executive shall thereafter make no further use, either directly or indirectly, of any such data, designs, drawings, blueprints, tracings, sketches, plans, layouts, specifications, models, programs, cards, tapes, disks, printouts, writings, manuals, guides, notes or other memoranda or written information, provided that the Executive shall not be obligated to deliver to the Company or prohibited from using such written information as a matter of public knowledge on or prior to the date of the termination of his employment with the Company or its Affiliates.

           7.  AGREEMENT TO DISCLOSE.

               (a) The Executive agrees to disclose in writing to the Company or its designee promptly and fully all works and property related to the Business of the Company, including but not limited to all intellectual properties, ideas, inventions, discoveries, concepts, computer systems or programs, works, techniques, programs or any components or associated products thereof and all hardware and software inventions, products, improvements, innovations, discoveries and writings which are made, conceived, reduced to practice, developed, written, contributed to or prepared by the Executive during, or related in any manner whatsoever to, his employment with the Company or any of its Affiliates following the date hereof or which result from or are suggested by any work the Executive may do in connection with his employment with the Company or any of its Affiliates following the date hereof, whether or not patentable or copyrightable and whether made solely by the Executive or jointly with others, all of such works and property being hereinafter referred to in this Agreement as "Works and Property." The Executive acknowledges that he does not claim any interest in Works and Property (defined for purposes of this sentence to include matters arising at any time during his employment by the Company).

               (b) If the Executive includes in any written disclosure required by Section 7(a) a request that ownership of any Works and Property be transferred to him, the Company or the relevant Affiliate shall promptly determine, in its sole discretion, whether it elects to transfer its ownership of such Works and Property to the Executive and the terms and conditions, if any, of such transfer. If the Company or the relevant Affiliate elects in writing to transfer its ownership of any such Works and Property to the Executive and if the Executive complies with any terms and conditions specified by the Company or the relevant Affiliate in connection with such transfer, the Executive shall thereafter have all right, title and interest to such transferred Works and Property.

               (c) In the event that the Executive fails to disclose to the Company or the relevant Affiliate in writing any Works and Property, the Company or the relevant Affiliate shall retain complete right, title and interest in Works and Property as specified in Section 8(a).

           8.  OWNERSHIP OF WORKS AND PROPERTY.

           The Executive hereby agrees that:

               (a) Except as provided in Section 7, all Works and Property shall unconditionally be, become and remain the sole and exclusive property of the Company or the relevant Affiliate forever;

               (b) Pursuant to Sections 101 and 201 of the United States Copyright Law, all Works and Property shall be "works made for hire," and all rights in such Works and Property shall belong entirely and exclusively to the Company or the relevant Affiliate and their successors and assigns forever, and the Company or the relevant Affiliate and their successors and assigns may make any use or nonuse of such Works and Property throughout the world without any further obligation to the Executive;

               (c) All Works and Property shall belong entirely and exclusively to the Company or the relevant Affiliate and their successors and assigns forever, and the Executive hereby grants and assigns forever to the Company or the relevant Affiliate all rights whatsoever that the Executive might have therein, and the Company or the relevant Affiliate may make any use or nonuse of such Works and Property throughout the world without any further obligation to the Executive;

               (d) The Executive will promptly execute, acknowledge and deliver all applications, oaths, declarations, and further documents and will provide such additional assistance as the Company or the relevant Affiliate or their counsel may deem necessary or desirable to evidence the Company's or the relevant Affiliate's title to such Works and Property; and

               (e) In performing duties or services for the Company or the relevant Affiliate regarding Works and Property, the Executive will not knowingly infringe upon the rights, including but not limited to patent, copyright, trade secret or other proprietary rights, of any third party whatsoever.

           9.  TERMINATION.

               (a)  DEATH.  The   Executive's   employment   shall   be   deemed
terminated automatically upon his death.

               (b) DISABILITY. The Company shall have the right to terminate the employment of the Executive upon his Disability (as defined below). "Disability" means any impairment of mind or body that renders the Executive unable to perform his normal duties and functions hereunder for a period of at least three (3) months during any twelve (12) month period, as determined in good faith by a physician selected by the Company. Any refusal by the Executive to submit to a medical examination for the purpose of certifying Disability under this Paragraph 9(b) shall be deemed conclusively to constitute evidence of the Executive's Disability. The Executive's Base Salary shall continue to be paid until his Disability is established in accordance with the preceding sentence.

               (c) FOR CAUSE. The Company shall have the right to terminate this Agreement for Cause (as defined below). For purposes of this Agreement, "Cause" shall be defined as: (i) the commission of any act by the Executive constituting financial dishonesty against the Company; (ii) the commission of a felony; (iii) the commission of an act by the Executive involving moral turpitude that brings the Company or any of its Affiliates into public disrepute or disgrace or causes harm to the customer relations, operations or business prospects of the Company; (iv) incompetence of the Executive due to the use or reporting to work under the influence of alcohol, narcotics, other unlawful drugs or controlled substances; or (v) breach of this Agreement or the failure of the Executive to perform his duties as contemplated hereunder. Upon such termination, the Executive shall be entitled to receive his Base Salary and other benefits through the date of termination. The Company shall have no obligation to continue to pay the Base Salary or other incentive compensation, including incentive compensation under the Plan following such termination.

               (d) WITHOUT CAUSE. The Company shall also have the right to terminate the Executive's employment at any time during the term of this Agreement without Cause.

               (e) TERMINATION BY THE EXECUTIVE. The Executive may elect to terminate this Agreement by notice in writing not less than thirty (30) days in advance of the termination date. Upon such termination, the Executive shall be entitled to receive his Base Salary and other benefits (including expense reimbursements but excluding any unpaid incentive compensation, whether or not accrued) through the date of termination, and the Company shall have no further liability for compensation or other benefits to the Executive under this Agreement.

               (f) In the event that the Executive's employment shall terminate in accordance with subsections (a), (b) or (d) above, the Company agrees to pay to the Executive or, in the case of termination by reason of death, the Executive's designated beneficiary, or if no beneficiary has been designated in writing to the Company, the

Executive's estate, the Base Salary and Incentive Compensation provided for hereunder for the remaining term of this Agreement. For purposes of computing the amount of Incentive Compensation payable hereunder, the Executive shall be entitled to receive, for each remaining year the greater of such amount of Incentive Compensation as was established by the Board as the target amount of Incentive Compensation for such year or the amount of Incentive Compensation actually earned for the fiscal year preceding the date of termination.

           10. SUCCESSORS. This agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

           11. NON-COMPETITION.

               (a) The Executive covenants and agrees on behalf of himself and his Affiliates that he will not at any time during the term of this Agreement and, except as set forth in Section 11(c) below, for two (2) years after termination of the Agreement, except with the express prior written consent of the Company: (i) directly or indirectly, whether as executive, owner, partner, agent, director, officer, consultant, shareholder (except as the holder of not more than one percent (1%) of the outstanding shares of a company whose stock is listed on any national or regional securities exchange or reported by the Nasdaq Stock Market or any successor thereto) or in any other capacity, establish, engage in, or be connection with in any manner any Person which engages in, the Business or proposes to engage in the Business within the Area; (ii) with respect to the Business heretofore engaged in by the Executive, and to be engaged in by the Company or its Affiliates, directly or indirectly solicit, divert or accept business from or otherwise take away or interfere with any customer, supplier, distributor or manufacturer of the Company or its Affiliates or (iii) induce or attempt to induce any Person who is an executive of, or consultant to, the Company, to perform work or services for any Person other than the Company.

               (b) The Executive will not during the term of this Agreement and except as set forth in Section 11(c) below, for two (2) years after termination of the Agreement, directly or indirectly, accept employment, be employed by or be a principal of any business or enterprise operating within the Area which then employs or has as a principal or holder of any interest therein (except as the holder of not more than one percent (1%) of the outstanding shares of a company whose shares are publicly traded) any individual who was previously employed in a managerial or executive position with the Company or any of its Affiliates, provided, however, that this prohibition shall not be applicable if such business or enterprise does not engage in the Business within the Area, or if such business or enterprise engages in activities which do constitute engaging in the Business within the Area and other activities which do not constitute engaging in the

Business within the Area and the Executive and/or the other individual who was previously employed by the Company or any of its Affiliates, neither being a principal of such business or enterprise, are employed by such business or enterprise in connection with activities which in no way constitute engaging in the Business within the Area.

               (c) If the Executive's employment with the Company shall be terminated by the Company in accordance with Section 9(c), the covenants contained in this Section 11 shall terminate.

           12. ACKNOWLEDGMENTS OF THE EXECUTIVE; INJUNCTIVE RELIEF.

               (a) The Executive acknowledges that the term, the geographical areas of this Agreement and the scope of the restraints imposed by Sections 6 and 11 of this Agreement are fair and reasonably required for the protection of the Company. Therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the Executive from committing or continuing any violation of Sections 6 and 11 of this Agreement, and the Executive shall not object to such application except to litigate whether, in fact, he has violated Sections 6 and 11 of this Agreement.

               (b) The parties agree that it is impossible to measure in money the damages that will accrue to the Company by reason of the Executive's failure to perform his respective obligations under this Agreement, that such failure to perform will result in irreparable damage to the Company, and that specific performance of the Executive's obligations may therefore be obtained by suit in equity. Without limiting the generality of the foregoing sentence, the Company shall be entitled to an injunction from any court of competent jurisdiction restraining the Executive from committing or continuing any violations of Sections 6 and/or 11. The Executive will neither assert any claim nor any defense in any action or proceeding to enforce any provision hereof that the Company has or had an adequate remedy at law.

           13. NOTICE. For the purposes of this agreement, notices and all other communications provided for in the agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

           If to the Executive:

           Mr. Uma N. Aggarwal
           [                      ]
           [                      ]

           If to the Company:

           Allied Healthcare Products, Inc.
           1720 Sublette Avenue
           St. Louis, MO  63110

           Attn:  Chairman of the Board

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

           14. MISCELLANEOUS. No provision of this agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this agreement. The validity, interpretation, construction and performance of this agreement shall be governed by the laws of the State of Missouri.

           15. VALIDITY. The invalidity or unenforceability of any provision or provisions of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

           16. COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

           17. ARBITRATION. Any dispute or controversy arising under or in connection with this agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of
Section 6 or 11 hereof.

           18. CERTAIN DEFINITIONS.

               (a) "Affiliate" means any Person now or hereafter controlling, controlled by, or under common control with another Person.

               (b) "Area" means the State of Missouri, the states adjacent thereto, the Midwestern states, elsewhere in the United States, North America and the world.
               (c) "Business" means the businesses engaged in by the Company and its Affiliates on the date hereof and during the period of the Executive's employment with the Company subsequent to the date hereof.

               (d) "Person" means any individual, company, firm, partnership or other business entity.

               (e) "Proprietary Information" means all information with respect to the conduct or details of the business and operations of the Company including, without limitation, methods of operation, customers and customer lists, details of contracts with customers, consultants, suppliers or employees, products, proposed products, former products, proposed, pending or completed acquisitions of any company, division, product line or other business unit,
prices  and  pricing  policies,   fees,  costs,  plans,   designs,
technology, inventions, trade secrets, know-how, software, marketing methods, policies, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters of the Company or any of its Affiliates.

              [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties have executed this agreement on the date and year as first above written.

                                        ALLIED HEALTHCARE PRODUCTS, INC.


                                        By: /s/ Dennis W. Sheehan
                                            ------------------------------------
                                            Dennis W. Sheehan
                                            Chairman of the Board


                                            /s/ Uma N. Aggarwal
                                            ------------------------------------
                                            Uma N. Aggarwal